UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2008

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05   Costs Associated with Exit or Disposal Activities.

On June 3, 2008, QuickLogic Corporation (the “Company”) announced the completion of its Customer Specific Standard Product (“CSSP”) focused operational alignment.  The CSSP focused operational alignment included a 17% reduction in headcount.  The Company expects to incur non-cash impairment charges of $1.8 million to $2.4 million and one-time cash compensation expenses of approximately $500,000 between now and the end of the third quarter of 2008 in connection with the CSSP focused operational alignment.

On June 3, 2008, the Company issued a press release announcing the completion of the CSSP focused operational alignment, the text of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number

99.1	Press Release dated June 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008
QuickLogic Corporation

/s/Carl M. Mills
Carl M. Mills Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press Release dated June 3, 2008